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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 21, 2000, except for paragraph 1 of Note 10, for which the date is June 6, 2000, relating to the financial statements and financial statement schedules of TalentPoint, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
June 22, 2000